Exhibit 99.1

Alto Ingredients, Inc. Reports Third Quarter 2022 Results

●	Grew Net Sales to $336.9 Million, Up 10% from Q3 2021

●	Secured Up to $125 Million in Available Debt for Large Capital-Intensive Programs

Sacramento, CA, November 7, 2022 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols and essential ingredients, reported its financial results for the quarter ended September 30, 2022.

“Focused on long-term growth, we created the financial flexibility to accelerate the next phase of our capital expenditure program, which will build upon strategic repairs and maintenance completed in 2022,” said Mike Kandris, CEO of Alto Ingredients. “Year-to-date, we successfully upgraded equipment and operating systems to increase plant efficiency, reliability, redundancy, and capacity. Regardless, and as expected, our third quarter 2022 results were affected by logistical constraints, increased transportation costs, and low commodity margins. With proceeds from our announced $125 million term debt financing, we will implement larger capital-intensive growth projects to further our specialty alcohols and essential ingredients diversification strategy, minimize the impact of commodity pricing volatility and enrich our margin profile. Opportunities under evaluation include carbon capture sequestration, yeast production, energy supply improvements and more. We are excited about the future and look forward to delivering additional value to all our stakeholders.”

Financial Results for the Three Months Ended September 30, 2022 Compared to 2021

●	Net sales were $336.9 million, compared to $305.6 million.

●	Cost of goods sold was $356.7 million, compared to $309.0 million.

●	Gross loss was $19.8 million, compared to $3.4 million.

●	Selling, general and administrative expenses were $7.4 million, compared to $5.5 million, reflecting Eagle Alcohol acquisition-related expenses and higher stock-compensation expenses in the third quarter of 2022.

●	Net loss available to common stockholders was $28.4 million, or $0.39 per share, compared to $3.5 million, or $0.05 per share.

●	Adjusted EBITDA was negative $20.6 million, compared to Adjusted EBITDA of $3.0 million.

●	Cash and cash equivalents were $28.5 million at September 30, 2022, compared to $50.6 million at December 31, 2021. Subsequent to quarter end, the company entered into a new six-year term loan facility allowing for periodic draws in an aggregate amount of up to $125 million.

●	Working capital was $131.8 million at September 30, 2022, compared to $159.9 million at December 31, 2021. During the quarter, the company repurchased approximately 250,000 shares of its common stock for $1.0 million.

Third Quarter 2022 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Monday, November 7, 2022, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, you may register for the conference by navigating to https://dpregister.com/sreg/10170909/f454bd37e8 to receive a number and unique PIN by email or you may dial the following number up to twenty minutes prior to the scheduled conference call time: (833) 630-0017. Internationally please call (412) 317-1806. Please ask to join the Alto Ingredients call.

The webcast will be archived for replay on Alto Ingredients’ website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Monday, November 7, 2022, through 8:00 p.m. Eastern Time on Monday, November 14, 2022. To access the replay, please dial 877-344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 6007653.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, loss on extinguishment of debt, acquisition-related expense, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO) is a leading producer and distributor of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ near- and long-term outlook; its capital projects and business strategy, and their outcomes and effects; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; the cost, timing and effects of, including the financial results deriving from, Alto Ingredients’ capital improvement projects; and the effects of the coronavirus pandemic, and its resurgence or abatement, and governmental, business and consumer responses to the pandemic. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2022.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net sales	$336,877	$305,556	$1,007,184	$822,400
Cost of goods sold	356,716	308,955	1,013,406	796,729
Gross profit (loss)	(19,839)	(3,399)	(6,222)	25,671
Selling, general and administrative expenses	(7,403)	(5,533)	(24,028)	(19,777)
Asset impairments	—	—	—	(3,100)
Income (loss) from operations	(27,242)	(8,932)	(30,250)	2,794
Interest expense, net	(340)	(429)	(859)	(3,359)
Income from loan forgiveness	—	5,973	—	9,860
Income from cash grant	—	—	22,652	—
Other income (expense), net	(456)	256	(68)	641
Income (loss) before provision for income taxes	(28,038)	(3,132)	(8,525)	9,936
Provision for income taxes	—	—	—	—
Net income (loss)	$(28,038)	$(3,132)	$(8,525)	$9,936
Preferred stock dividends	$(319)	$(319)	$(946)	$(946)
Income allocated to participating securities	—	—	—	(120)
Net income (loss) available to common stockholders	$(28,357)	$(3,451)	$(9,471)	$8,870
Net income (loss) per share, basic	$(0.39)	$(0.05)	$(0.13)	$0.12
Net income (loss) per share, diluted	$(0.39)	$(0.05)	$(0.13)	$0.12
Weighted-average shares outstanding, basic	73,011	71,383	71,815	71,002
Weighted-average shares outstanding, diluted	73,011	71,383	71,815	72,260

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2022	2021
Current Assets:
Cash and cash equivalents	$28,458	$50,612
Restricted cash	3,955	11,513
Accounts receivable, net	76,455	86,888
Inventories	61,088	54,373
Derivative instruments	7,384	15,839
Other current assets	8,966	10,301
Total current assets	186,306	229,526
Property and equipment, net	233,475	222,550
Other Assets:
Right of use operating lease assets, net	12,895	13,413
Notes receivable, noncurrent	—	11,641
Intangible assets, net	9,234	2,678
Goodwill	5,970	—
Other assets	6,788	5,145
Total other assets	34,887	32,877
Total Assets	$454,668	$484,953

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2022	2021
Current Liabilities:
Accounts payable – trade	$17,493	$23,251
Accrued liabilities	22,172	21,307
Current portion – operating leases	3,646	3,909
Derivative instruments	1,106	13,582
Other current liabilities	10,096	7,553
Total current liabilities	54,513	69,602

Long-term debt	45,888	50,361
Operating leases, net of current portion	9,201	9,382
Other liabilities	10,068	10,394
Total Liabilities	119,670	139,739

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021 Series B: 927 shares issued and outstanding as of September 30, 2022 and December 31, 2021	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 73,956 and 72,778 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	74	73
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	1,036,459	1,037,205
Accumulated other comprehensive loss	(284)	(284)
Accumulated deficit	(701,252)	(691,781)
Total Stockholders’ Equity	334,998	345,214
Total Liabilities and Stockholders’ Equity	$454,668	$484,953

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2022	2021	2022	2021
Net income (loss)	$(28,038)	$(3,132)	$(8,525)	$9,936
Adjustments:
Interest expense	340	429	859	3,359
Interest income	(38)	(183)	(341)	(553)
Asset impairments	—	—	—	3,100
Acquisition-related expense	875	—	2,625	—
Provision for income taxes	—	—	—	—
Depreciation and amortization expense	6,260	5,851	19,122	17,520
Total adjustments	7,437	6,097	22,265	23,426
Adjusted EBITDA	$(20,601)	$2,965	$13,740	$33,362

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2022	2021	2022	2021
Renewable fuel production gallons sold (in millions)	53.0	38.3	153.4	118.6
Specialty alcohol production gallons sold (in millions)	23.3	19.7	72.4	63.1
Third party renewable fuel gallons sold (in millions)	27.6	67.2	88.4	180.5
Total gallons sold (in millions)	103.9	125.2	314.2	362.2

Total gallons produced (in millions)	74.7	60.6	226.0	182.2

Production capacity utilization	85%	59%	86%	57%

Average sales price per gallon	$2.70	$2.47	$2.66	$2.27

Average CBOT ethanol price per gallon	$2.16	$2.25	$2.16	$2.08

Corn cost per bushel – CBOT equivalent	$7.27	$6.09	$6.98	$5.71
Average basis	1.08	0.89	0.80	0.53
Delivered cost of corn	$8.35	$6.98	$7.78	$6.24

Total essential ingredients tons sold (in thousands)	422.0	305.6	1,234.9	886.5
Essential ingredients revenues as % of delivered cost of corn	30.4%	29.5%	33.2%	33.8%

Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$133,680	$114,587	$393,498	$341,967
Essential ingredient sales	54,537	46,016	169,670	140,670
Intersegment sales	332	293	857	919
Total Pekin Campus sales	188,549	160,896	564,025	483,556

Marketing and distribution:
Alcohol sales, gross	$55,262	$112,393	$172,746	$255,702
Alcohol sales, net	308	505	975	1,489
Intersegment sales	3,121	2,415	9,360	7,277
Total marketing and distribution sales	58,691	115,313	183,081	264,468

Other production, recorded as gross:
Alcohol sales	$64,492	$25,188	$191,483	$63,311
Essential ingredient sales	24,439	6,867	66,748	19,261
Intersegment sales	3	259	14	896
Total Other production sales	88,934	32,314	258,245	83,468
Corporate and other	4,159	—	12,064	—
Intersegment eliminations	(3,456)	(2,967)	(10,231)	(9,092)
Net sales as reported	$336,877	$305,556	$1,007,184	$822,400
Cost of goods sold:
Pekin Campus	$207,939	$169,720	$572,512	$468,970
Marketing and distribution	55,159	105,903	173,670	245,606
Other production	91,663	35,613	261,514	87,055
Corporate and other	2,925	—	8,995	—
Intersegment eliminations	(970)	(2,281)	(3,285)	(4,902)
Cost of goods sold as reported	$356,716	$308,955	$1,013,406	$796,729
Gross profit (loss):
Pekin Campus	$(19,390)	$(8,824)	$(8,487)	$14,586
Marketing and distribution	3,532	9,410	9,411	18,862
Other production	(2,729)	(3,299)	(3,269)	(3,587)
Corporate and other	1,234	—	3,069	—
Intersegment eliminations	(2,486)	(686)	(6,946)	(4,190)
Gross profit (loss) as reported	$(19,839)	$(3,399)	$(6,222)	$25,671